Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

John E. Shave III

Vice President, Business Development and Corporate Communications

610.975.4952

SAFEGUARD SCIENTIFICS PRICES OFFERING OF $50.5 MILLION OF

5.25% CONVERTIBLE SENIOR DEBENTURES DUE 2018

Wayne, PA, November 14, 2012 – Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, today announced that it priced an offering of $50,500,000 aggregate principal amount of its convertible senior debentures due 2018 (the “Convertible Debentures”) in a private placement (the “Offering”). The Company also granted the initial purchaser of the Convertible Debentures a 30-day option to purchase up to an additional $4,500,000 aggregate principal amount of Convertible Debentures. The Company anticipates that the closing of the Offering will take place on or about November 19, 2012, subject to customary closing conditions.

The Convertible Debentures will pay interest semi-annually at a rate of 5.25% per annum and will be convertible into shares of the Company’s common stock, cash, or a combination of shares of the Company’s common stock and cash, at the Company’s election, at an initial conversion rate of 55.17 shares of the Company’s common stock per $1,000 principal amount of the Convertible Debentures, which is equivalent to an initial conversion price of approximately $18.13 per share of common stock, subject to adjustment in certain circumstances. On or after November 15, 2016, the Company may redeem all or a portion of the Convertible Debentures at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest.

The Company intends to use the net proceeds from the sale of the Convertible Debentures to repurchase all or a portion of its outstanding 10.125% convertible senior debentures due 2014 and for general corporate purposes.

Neither the Convertible Debentures nor the shares of common stock issuable upon conversion of the Convertible Debentures have been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. The Offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Convertible Debentures in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative life sciences and technology companies. Safeguard targets life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine, Specialty Pharmaceuticals and selected healthcare services, and technology companies in Internet / New Media, Financial Services IT, Healthcare IT and selected business services with capital requirements of up to $25 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information, please visit our website at www.safeguard.com or our blog (blog.safeguard.com).

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. As a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this news release.